Exhibit 99.1
CANARGO ENERGY CORPORATION
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
OPERATIONS IN GEORGIA REMAIN UNAFFECTED
August 15, 2008 – Guernsey, Channel Islands – CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX: CNR) today issued a further statement that its oil and gas operations in Georgia remain unaffected by the recent Russian-Georgian conflict. Oil production from the Ninotsminda Field is sold on a batch basis with the last sale at the end of July and the next scheduled sale not due until late September. Oil production from the Field is generally sold at the Field gate, transported by the buyer via rail and exported through the Black Sea port of Batumi which has not been affected.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbour provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
For more information please contact:
US and NORWAY
Eric Cameron, Christopher Rodsten, Fredrik Tangeraas
Gambit Hill & Knowlton AS
Tel: +47 96 62 55 94
Email: canargo@hillandknowlton.com